UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	December 14, 2005
FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)
Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 14, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of FairPoint Communications, Inc. (the “Company”) established the 2006 target bonuses and related performance goals for certain members of the Company’s senior management under the FairPoint Communications, Inc. Annual Incentive Plan (the “Incentive Plan”).

Eugene B. Johnson, the Company’s Chief Executive Officer, is entitled to a target bonus of up to 100% of his 2006 annual base salary. The target bonus for Mr. Johnson will be based on the following performance criteria (weighted as indicated): (i) 50% - the Company achieving a specified EBITDA target for 2006; (ii) 20% - the Company not exceeding a specified total debt to EBITDA ratio for 2006; (iii) 10% - providing company and industry leadership to the public policy debate around USF and intercarrier compensation; (iv) 10% - leading succession planning efforts for all key positions in the Company; and (v) 10% - continuing to foster a culture that places a premium on high standards of ethical behavior and integrity.

Peter G. Nixon, the Company’s Chief Operating Officer, is entitled to a target bonus of up to 50% of his 2006 annual base salary. The target bonus for Mr. Nixon will be based on the following performance criteria (weighted as indicated): (i) 70% - the Company achieving a specified EBITDA target for 2006; (ii) 15% - effecting certain operational improvements; (iii) 5% - developing the Company’s employees; (iv) 5% - supporting public policy initiatives and the Company complying with the internal control requirements of the Sarbanes-Oxley Act; (v) 2.5% - achieving specified customer service and community relations goals; and (v) 2.5% - promoting workers’ safety and reducing workers compensation claims.

John P. Crowley, the Company’s Executive Vice President and Chief Financial Officer, is entitled to a target bonus of up to 50% of his 2006 annual base salary. The target bonus for Mr. Crowley will be based on the following performance criteria (weighted as indicated): (i) 60% - the Company achieving a specified EBITDA target for 2006 and generating sufficient Cash Available for Dividends to maintain the current dividend level; (ii) 20% - improving the Company’s investor relations efforts; (iii) 15% - the Company complying with the internal control requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and effecting certain operating efficiencies; and (iv) 5% - complying with the Company’s safety, ethics and business conduct initiatives.

Walter E. Leach, Jr., the Company’s Executive Vice President – Corporate Development, is entitled to a target bonus of up to 50% of his 2006 annual base salary. The target bonus for Mr. Leach will be based on the following performance criteria (weighted as indicated): (i) 55% - the Company completing a specified amount of RLEC acquisitions which satisfy certain criteria; (ii) 25% - developing new lines of business; and (iii) 15% - managing the Company’s non-strategic assets.

Shirley J. Linn, the Company’s Senior Vice President and General Counsel, is entitled to a target bonus of up to 40% of her 2006 annual base salary. The target bonus for Ms. Linn will be based on the following performance criteria (weighted as indicated): (i) 40% - meeting the needs of the Company’s various departments; (ii) 30% - standardizing and enhancing the Company’s compliance with public company and corporate governance requirements; (iii) 10% - assisting in the Company’s compliance with the internal control requirements of the Sarbanes-Oxley Act; (iv) 10% - assessing performance and cost of the Company’s outside legal advisors; and (v) 10% - facilitating Board and Board committee communications.

Lisa R. Hood, the Company’s Senior Vice President and Controller, is entitled to a target bonus of up to 35% of her 2006 annual base salary. The target bonus for Ms. Hood will be based on the following performance criteria (weighted as indicated): (i) 30% - the Company complying with the internal control requirements of the Sarbanes-Oxley Act; (ii) 30% - planning and executing Lawson conversion and supporting billing conversion; (iii) 20% - effecting certain operating efficiencies; (iv) 10% - the Company achieving a specified EBITDA target for 2006; and (v) 10% - developing the Company’s employees.

Lori L. Engel, the Company’s Vice President – Human Resources, is entitled to a target bonus of up to 35% of her 2006 annual base salary. The target bonus for Ms. Engel will be based on the following performance criteria (weighted as indicated): (i) 30% - selecting, developing and retaining personnel; (ii) 20% - promoting the Company’s vision and mission; (iii) 20% - administering compensation and benefits programs; (iv) 10% - creating a safe, diverse, rewarding and ethical work environment; (v) 10% - implementing the Company’s succession planning process; and (v) 10% - containing costs and improving operational efficiencies.

Thomas E. Griffin, the Company’s Treasurer, is entitled to a target bonus of up to 20% of his 2006 annual base salary. The target bonus for Mr. Griffin will be based on the following performance criteria (weighted as indicated): (i) 40% - assisting the Company’s credit and collections department and in the conversion to the MACC billing platform; (ii) 20% - the Company achieving a specified EBITDA target for 2006; (iii) 20% - managing cash, interest rates and non-core assets; (iv) 10% - further developing relationships with lenders and rating agencies; and (v) 10% - managing the quarterly information polling process.

The Compensation Committee, in its sole discretion, will determine whether or not individual performance goals have been satisfied.

Any bonus awards are subject to the terms of the Incentive Plan.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2005, the Board, following a recommendation from the Board’s Corporate Governance Committee, unanimously approved the election of Robert S. Lilien as a director of the Company to fill the vacancy on the Board that has existed since the Company’s initial public offering in February 2005. Mr. Lilien has been designated as a Class III director and will serve until the 2008 annual meeting of stockholders, or until such time as his successor is duly elected and qualified. The Board also appointed Mr. Lilien to the Board’s Audit Committee and the Board’s Corporate Governance Committee. The Board determined that Mr. Lilien is “independent” under the listing standards of the New York Stock Exchange.

Mr. Lilien, age 58, is currently a partner in the law firm of Robinson, Bradshaw & Hinson, located in Charlotte, North Carolina, where he has worked since April 2002, and the managing member of Trilogy Capital Partners, LLC, a captive private equity fund with equity provided by a single family group, where he has worked since April 2002. From 1993 to 2002, he held various positions at Duke Energy Corporation, including Senior Vice President-Duke Ventures of Duke Energy Corporation, Chairman and Chief Executive Officer of Crescent Resources, LLC, Chairman of DukeNet Communications, Inc. and Chairman of Duke Capital Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
Name:	John P. Crowley
Title:	Executive Vice President and
Chief Financial Officer

Date: December 19, 2005